Upside #23116 REDACTED INFORMATION MARKED IN [BOLD] HAS BEEN DELETED FROM EXHIBIT 10.3 TO CURRENT REPORT ON FORM 8-K DATED DECEMBER 31, 2023 OF LIFECORE BIOMEDICAL, INC. AND IS REPRESENTED IN EXHIBIT 10.3 BY BRACKETS AND ASTERISKS AS FOLLOWS [* * *]. AMENDED AND RESTATED CONTRACT MANUFACTURING AGREEMENT THIS AMENDED AND RESTATED CONTRACT MANUFACTURING AGREEMENT (the “Agreement”), effective as of the 31st day of December, 2023 (“Effective Date”), is by and between ALCON RESEARCH, LLC, with its address at 6201 South Freeway, Fort Worth, TX 76134 (hereinafter referred to as “ALCON”) and LIFECORE BIOMEDICAL, LLC, a Minnesota limited liability company with its principal place of business at 3515 Lyman Boulevard, Chaska, MN 55318 (hereinafter referred to as “LIFECORE”), and replaces in its entirety that certain Contract Manufacturing Agreement between ALCON and LIFECORE dated as of 1 August 2016, as amended (the “Prior Agreement”). W I T N E S S E T H: WHEREAS, ALCON is desirous of continuing a contract manufacturing arrangement (as modified herein) with LIFECORE with respect to manufacturing various ALCON finished Products (as defined below) and Bulk White Stock (as defined below), and LIFECORE is willing to enter into such an arrangement with ALCON, all on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the mutual covenants, promises, and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows: ARTICLE I DEFINITIONS 1.01 For the purposes of this Agreement, the following definitions will apply: (a) “ALCON Equipment” shall have the meaning assigned in Section 2.06. (b) “ALCON Materials” shall mean those Materials provided by ALCON. (c) “Batch” shall mean a specific quantity of Product or other material that is intended to have uniform character and quality, within specified limits, and is produced according to a single manufacturing order during the same cycle of manufacturing. (d) “Binding Forecast” shall have the meaning assigned in Section 4.02. (e) “Bulk White Stock” shall mean bulk products consisting of syringes filled, stoppered, inspected, bulk packaged with full lot code traceability and provided to ALCON by LIFECORE and identified in a controlled document referenced in Exhibit A of this Agreement; provided that, any additional Bulk White Stock products added by the parties after the date of this

2 Agreement (“Additional Bulk White Stocks”) will be deemed Bulk White Stock under this Agreement only if the parties amend Exhibit A and Exhibit C to address pricing and other relevant supply terms and conditions applicable to those Additional Bulk White Stock products. (f) “Calendar Year” means the consecutive twelve (12) month period beginning January 1 of a year and ending December 31 of that year. (g) “Commercial Readiness Date” shall have the meaning assigned in Section 2.11. (h) “Contract Year” means the consecutive twelve (12) month period beginning January 1 of a year and ending December 31 of that year. (i) “Equipment Readiness Damages” shall have the meaning assigned in Section 2.11. (j) “Force Majeure Event” shall have the meaning assigned in Section 12.01. (k) “LIFECORE Materials” shall mean those Materials provided by LIFECORE. (l) “Master Quality Agreement” (“MQA”) shall mean the Quality Assurance Agreement between LIFECORE and ALCON referenced in Section 6.01, as amended according to its terms. (m) “Materials” shall mean components, parts, raw materials, packaging components, and subassemblies that comprise the Product and that appear on the bill of materials for the Product. (n) “Non-Binding Forecast” shall have the meaning assigned in Section 4.02. (o) “OTIF Metric” shall have the meaning assigned in Section 4.05. (p) “Product” shall mean any finished good provided to ALCON by LIFECORE and identified in a controlled document referenced in Exhibit A of this Agreement; provided that, any products added by the parties after the date of this Agreement (“Additional Products”) will be deemed Products under this Agreement only if the parties amend Exhibit A and Exhibit C to address pricing and other relevant supply terms and conditions applicable to those Additional Products. For the avoidance of doubt, the term Product includes any Product manufactured under this Agreement for validation purposes (“Validation Products”) except that the Validation Products will not be considered commercial Batches for the purposes of this Agreement. (q) “Specifications” shall have the meaning assigned in Section 2.02. (r) “Standards” shall have the meaning assigned in Section 2.02.

3 (s) “Purchase Orders” shall include all possible forms of purchase orders issued by ALCON to appropriately convey ALCON’s obligation to purchase the Product, including standard purchase orders and blanket purchase orders. (t) “Term Sheet” shall have the meaning assigned in Section 2.10. (u) “Total Equipment Cost” shall have the meaning assigned in Section 2.10. (v) “Yield Target Document” shall have the meaning assigned in Section 3.08. ARTICLE II MANUFACTURING AND SALE 2.01 During the term of this Agreement, LIFECORE agrees that it shall manufacture for and sell to ALCON, and ALCON agrees that it shall purchase and accept from LIFECORE, the Product and Bulk White Stock as set forth in the terms of this Agreement. 2.02 LIFECORE agrees that it shall manufacture the Product and Bulk White Stock and perform all of its obligations hereunder in accordance with (a) the applicable written specifications for the Product or Bulk White Stock set forth in the MQA (referenced in Section 6.01), as amended or supplemented from time to time in accordance with the terms thereof (the “Specifications”), (b) the current good manufacturing practices applicable to the manufacturing of the Product and Bulk White Stock as defined by applicable laws, standards, rules, regulations, requirements, and guidelines including, without limitation, Good Manufacturing Practices and Quality System Regulations as promulgated under 21 CFR Part 820 and Regulation (EU) 2017/745 on medical devices, amending Directive 2001/83/EC, Regulation (EC) No 178/2002 and Regulation (EC) No 1223/2009 and repealing Council Directives 90/385/EEC and 93/42/EEC, and applicable national implementing laws, regulations and guidelines, and all applicable standards, including, but not limited to ISO 13485 Medical Devices – Quality Management System, (c) the quality control testing and other procedures, terms and conditions set forth in the MQA, and (d) all other applicable laws, rules and regulations, provided that, to the extent that compliance in countries outside the United States and the European Union would require LIFECORE to bear increased costs, quality assurance or regulatory burdens in connection with the manufacturing of the Product and Bulk White Stock, the parties will meet and discuss in good faith how to reasonably allocate these costs between the Parties, before LIFECORE becomes responsible for compliance with such applicable law, rules, and regulations. The foregoing clauses (a) through (d) collectively will be referred to as the “Standards”. The parties agree that the Specifications and MQA may be updated from time to time with the written agreement of the Parties under the change control process set forth in the MQA. 2.03 The parties agree that any Affiliate of ALCON may procure Products or Bulk White Stock under this Agreement by issuing a Purchase Order that specifically provides that it is governed by the terms and conditions of this Agreement. If an ALCON Affiliate issues a Purchase Order to SELLER referencing the terms of this Agreement: (i) all references to ALCON in this Agreement shall be deemed to be to such ALCON Affiliate; (ii) such ALCON Affiliate will be solely responsible for its own obligations, including without limitation all charges incurred in connection with such Purchase Order; and (iii) each such Purchase Order together with this Agreement shall constitute a distinct contract enforceable according to its terms between the SELLER and the ALCON Affiliate that issued the Purchase Order. “Affiliate” means, with respect to a party, any corporation or other

4 business entity Controlled by, Controlling or under common Control with that Party, whereby “Control” means the direct or indirect ownership of more than 50% (fifty percent) of the equity interest in such corporation or business entity, or the ability in fact to control the management decisions of such corporation or business entity. 2.04 Exhibit B to this Agreement sets forth ALCON Materials required for the manufacture of the Product or Bulk White Stock that will be supplied to LIFECORE pursuant to Section 3.04 at [* * *] to LIFECORE until changed by the parties pursuant to the change control provisions of the Master Quality Agreement. Except with respect to the ALCON Materials or as otherwise expressly set forth herein, all raw materials and packaging components necessary to manufacture the Product or Bulk White Stock will be supplied by LIFECORE. 2.05 From time to time LIFECORE may recommend to ALCON changes in the design, processes or procedures relative to the manufacturing, packaging and/or labeling of the Product or Bulk White Stock. In the event any of said recommendations are adopted by ALCON and LIFECORE pursuant to the Master Quality Agreement, they shall be deemed to amend the applicable Specifications as referenced in Exhibit A. ALCON will own any such change and will have the right to utilize, transfer, and/or dispose of such change at ALCON’s discretion. 2.06 LIFECORE shall conduct all manufacturing of the Product and Bulk White Stock at its facility located at Chaska, Minnesota, or such other facility as the parties may agree (the “LIFECORE Facility”). LIFECORE shall supply all equipment or machinery used by LIFECORE in the production, packaging, labeling, holding or quality control testing of the Product and Bulk White Stock, unless specified otherwise in the MQA, and shall maintain its facilities, including such equipment, in a state of repair and operating efficiency consistent with the requirements of the Standards. ALCON has paid for certain equipment listed in the MQA (the “ALCON Equipment”) and has committed to the purchase of additional ALCON Equipment as set forth in Section 2.10. The ALCON Equipment shall be the sole property of ALCON and LIFECORE shall use the ALCON Equipment solely and exclusively for manufacturing the Product for ALCON under this Agreement, unless ALCON specifically consents in writing to LIFECORE’s other use. LIFECORE shall store and handle the ALCON Equipment in accordance with this Agreement and all Applicable Laws. LIFECORE will perform and pay for the cost of routine maintenance on the ALCON Equipment. ALCON shall pay for the cost of major repairs or replacing the ALCON Equipment due to normal wear and tear or defects in the ALCON Equipment. In no event shall ALCON be responsible for the cost of maintenance or repairs to ALCON Equipment where such maintenance or repairs are made necessary by LIFECORE’s misuse, improper maintenance, negligence, or willful misconduct. In addition, LIFECORE will clean and service all LIFECORE machinery, equipment and utilities used in manufacturing the Product or Bulk White Stock. LIFECORE will securely store the ALCON Equipment when not in use for manufacturing or cleaning. LIFECORE shall take such actions as are reasonably necessary to protect the ALCON Equipment located at LIFECORE from damage, destruction, deterioration or other harm. LIFECORE shall label the ALCON Equipment to identify ALCON as the owner of the ALCON Equipment, and LIFECORE agrees not to remove or obstruct such label. LIFECORE shall not remove or permit the removal of ALCON Equipment without ALCON’s prior written consent. Upon termination of this Agreement by either party, ALCON will remove the ALCON Equipment at its expense. Equipment Title and any applicable equipment warranties to the ALCON Equipment at all times will remain with ALCON. ALCON will be responsible for cleaning and sterilizing any ALCON Equipment that is transported between the LIFECORE Facility and other locations designated by ALCON and for the risk of loss or damage to

5 that ALCON Equipment after it leaves the LIFECORE Facility. LIFECORE shall obtain and maintain during the term hereof all government and regulatory authority licenses, permits, registrations, and approvals required in order to manufacture the Product and Bulk White Stock pursuant to the terms hereof, including, without limitation, to the extent applicable, registration as a device establishment and submission to the FDA of a device list pursuant to 21 CFR 807.20, and compliance with the Medical Device Directive. 2.07 LIFECORE acknowledges that ALCON and/or its Affiliates shall be entitled to source the Products and Bulk White Stock from [* * *] in addition to LIFECORE. 2.08 Batch Failure Procedures. LIFECORE is responsible for manufacturing in accordance with the Standards. LIFECORE is responsible for ALCON’s rejection of any Batch of Product or Bulk White Stock if the nonconformity is due to LIFECORE’s failure to comply with Standards, but not to the extent caused by ALCON Materials. (a) In the event of a Batch failure, when it is undisputed that the nonconformity is not due to LIFECORE’s failure to comply with the Standards, ALCON will have the remedies described in Section 2.09(a). In the event it is undisputed that the nonconformity is due to LIFECORE’s failure to comply with Standards, ALCON will have the remedies described in Section 2.09(b). Regardless of the remedy selected, LIFECORE and ALCON will meet to discuss, evaluate and analyze the reasons for the Batch failure. (b) In the event of a dispute concerning whether Product or Bulk White Stock was manufactured in compliance with the Standards, the quality assurance managers of LIFECORE and ALCON, or their authorized quality assurance consultants, will diligently and in good faith attempt to resolve such dispute. If they fail to reach agreement within [* * *] of initiating dispute procedures, such dispute will be submitted to the appointed officers of the parties. If the appointed officers fail to reach agreement within [* * *], such dispute will be submitted to an independent, qualified third-party expert that is mutually acceptable and selected by LIFECORE and ALCON promptly and in good faith. Such expert will determine whether the rejected Product or Bulk White Stock was manufactured in compliance with the Standards, and such expert’s determinations will be final and determinative for purposes of this Agreement. The party against whom the expert rules will bear all costs of the expert’s activities. For the avoidance of doubt, both parties will be responsible for their own costs that are not the costs of the expert’s activities. 2.09 Remedies. (a) If it is determined by agreement of the parties or through a final determination under Section 2.08(b) that the manufacturing of a Batch of Product or Bulk White Stock did not conform to the Standards, and this nonconformity is not due to LIFECORE’s failure to comply with the Standards, ALCON will be required to pay the Price for such Batch, and LIFECORE will dispose of as waste or, if requested by ALCON, ship to ALCON, at ALCON’s expense, any parts of such Batch that cannot be reworked or reprocessed. LIFECORE will, at ALCON’s request, cost and expense, [* * *] as soon as reasonably possible. (b) If it is determined by agreement of the parties or through a final determination under Section 2.08(b) above that the manufacture of a Batch of Product or Bulk White Stock did not conform to the Standards, and this nonconformity is due to LIFECORE’s

6 failure to comply with the Standards, then ALCON will choose [* * *] of the following actions which, if successful, will be deemed to cure any breach that otherwise may have been deemed as a result of the failure to manufacture in accordance with the Standards: (i) LIFECORE may [* * *] from ALCON to date for the non-conforming Batch and [* * *] ALCON for the ALCON Materials at [* * *] in Exhibit B or provide [* * *] of Product or Bulk White Stock; or (ii) LIFECORE may obtain, [* * *], new ALCON Materials, from ALCON [* * *] in Exhibit B and manufacture a new Batch of Product or Bulk White Stock as soon as reasonably possible; or (iii) with ALCON’s written agreement, LIFECORE may rework or reprocess, [* * *] the Product or Bulk White Stock in such a way that the Product Batch can be deemed to have been manufactured according to the Standards. ALCON will only be obligated to accept a rework or reprocess of the Batch if it reasonably believes that the rework or reprocess will result in Product or Bulk White Stock that will be acceptable to the regulatory authorities. In addition, LIFECORE will reimburse ALCON for [* * *] in the return and/or destruction of the Product. Regardless of the remedy LIFECORE and ALCON will meet to discuss, evaluate and analyze the reasons for and implications of the failure to comply with the Standards and will discuss in good faith how to proceed. Except as otherwise set forth in this Agreement, the foregoing remedies are ALCON’s sole and exclusive remedies and LIFECORE’s exclusive liability if a Batch of Product or Bulk White Stock is not manufactured according to the Standards, and as a result thereof the Product or Bulk White Stock does not conform to the Standards. 2.10 Equipment Purchases. This Section 2.10 incorporates and supersedes Section 2 of that certain Term Sheet for Aseptic Expansion effective as of February 23, 2023 (the “Term Sheet”). ALCON agrees to reimburse LIFECORE an amount equal to the Total Equipment Cost (as herein after defined) for each item of ALCON [* * *] dedicated manufacturing equipment listed on Exhibit E of this Agreement, which incorporates and supersedes Table 2 of the Term Sheet. Such reimbursement will be made within [* * *] after LIFECORE’s delivery to ALCON of an invoice for the applicable amount as well as other supporting documentation as reasonably requested by ALCON (including the manufacturer’s invoice, if applicable). For purposes of this Section 2.10, “Total Equipment Cost” means, for each item of Equipment, [* * *] by LIFECORE to arrange for the purchase, installation at the LIFECORE facility, validation, qualification and all other activities necessary to comply with GMP requirements and be able to commercially manufacture the Product and the Bulk White Stock; provided, that the Total Equipment Cost for each item of Equipment will not exceed [* * *], except (a) to the extent necessary to comply with (i) any new, amended or revised regulatory requirements or product specification requirements or (ii) any changes to the scope of services mutually agreed upon by the Parties or the assumptions on which Exhibit E of this Agreement or (b) as may be mutually agreed otherwise by the Parties. Upon ALCON’s payment [* * *] of the Total Equipment Cost for a given item of Equipment, such item of Equipment will become ALCON Equipment pursuant to Section 2.06 of this Agreement and the MQA, and will be owned by ALCON and only used to manufacture ALCON Products and Bulk White Stock unless ALCON specifically consents in writing to LIFECORE’s other use. To the extent that LIFECORE has purchased (or obligated itself to purchase) any of the Equipment described in Exhibit E, ALCON’s reimbursement obligations set forth in this Section 2.10 are binding obligations of ALCON irrespective of whether this Agreement is later terminated. 2.11 Equipment Commercial Readiness. This Section 2.11 incorporates and supersedes Section 3 of the Term Sheet. LIFECORE agrees to have each item of Equipment on Exhibit E available for commercial production (meaning for each item of Equipment, it will be installed at the LIFECORE facility, validated and qualified to confirm that all activities necessary to comply with

7 GMP requirements have been completed (“GMP Ready”) so that, upon ALCON’s receipt of applicable regulatory approval the Equipment is able to commercially manufacture the Product and Bulk White Stock) by the applicable “Commercial Readiness Date” for such item of Equipment on Exhibit E (for each item of Equipment, the “Equipment Commercial Readiness Date”). If all the Equipment for Phase 1 is not GMP Ready for commercial use within [* * *] after the Equipment Commercial Readiness Date for such Phase, then LIFECORE shall pay to ALCON [* * *]. If all the Equipment for Phase 2 is not GMP Ready for commercial use within (a) [* * *] after the Equipment Commercial Readiness Date for such Phase, then LIFECORE shall pay to ALCON [* * *]; and (b) [* * *] after the Commercial Readiness Date for such Phase, then LIFECORE shall pay to ALCON an additional [* * *]. If all the Equipment for Phase 3 is not GMP Ready for commercial use within (a) [* * *] after the Equipment Commercial Readiness Date for such Phase, then LIFECORE shall pay to ALCON [* * *], and (b) [* * *] after the Equipment Commercial Readiness Date for such Phase, then LIFECORE shall pay to ALCON an additional [* * *]. The foregoing payments, either individually or collectively, are hereinafter referred to as the “Equipment Readiness Damages”, with each such payment paid as liquidated damages and not as a penalty; provided, however, that (i) the aggregate Equipment Readiness Damages for Phase 1 will be capped at [* * *], (ii) the aggregate Equipment Readiness Damages for Phase 2 will be capped at [* * *], (iii) the aggregate Equipment Readiness Damages for Phase 3 will be capped at [* * *] and (iv) Phase 4 is not subject to any Equipment Readiness Damages; provided, further, that LIFECORE will not be required to pay any Equipment Readiness Damages for not meeting a particular Equipment Commercial Readiness Date to the extent LIFECORE provides ALCON with prior notice and reasonable supporting documentation that any failure to meet an Equipment Commercial Readiness Date is caused by equipment manufacturer delays, delays caused by ALCON not meeting its obligations under this Agreement (including obligations to timely provide input or approve necessary documents for design/purchase of the Equipment or to obtain applicable regulatory approval) or a Force Majeure Event. In the event of any such delay, the Parties will meet to discuss in good faith and mutually agree on the new Equipment Commercial Readiness Date(s) affected by such delay; provided, that the duration of any extension of an Equipment Commercial Readiness Date will correlate to the duration of the underlying causes and consequences of such delay. Each of the Parties acknowledges and agrees that the payment of any Equipment Readiness Damages is liquidated damages, not a penalty, and represents a reasonable attempt by the Parties to estimate ALCON’s monetary damages for an item of Equipment not being GMP Ready for commercial use by its applicable Equipment Commercial Readiness Date. ARTICLE III RAW MATERIALS AND COMPONENTS 3.01 Except for the ALCON Materials, which will be supplied by ALCON pursuant to Section 2.04, LIFECORE will (or will cause its affiliates, sublicensees and authorized subcontractors to), [* * *], purchase, qualify, test, inspect and approve all raw materials, packaging components and other materials or components required for the manufacture, storage, shipping or receiving of the Product and Bulk White Stock (including, without limitation, the LIFECORE Materials). In relation to its suppliers of LIFECORE Materials, LIFECORE shall manage its suppliers in accordance with the MQA and: (a) maintain with its suppliers of LIFECORE Materials an adequate business continuity plan in place, which plan shall be including retaining alternative back-up supply to the

8 extent such back-up supply can be made available on commercially reasonable terms and regularly reviewing all such back-up supply and its ability to supply at short notice; and (b) keep ALCON informed without undue delay of any possible interruptions with respect to the LIFECORE Materials supply as soon as LIFECORE becomes aware of such interruption possibility. 3.02 LIFECORE shall ensure that: (a) its stock of LIFECORE Materials is always sufficient to permit the uninterrupted manufacturing and packaging of the Product and Bulk White Stock in full compliance with ALCON’s Purchase Orders (as defined below) and forecasts; (b) the quantities of LIFECORE Materials ordered and stored by it relate appropriately to ALCON’s Purchase Orders so that the items in stock do not become obsolete or unsaleable; and (c) the LIFECORE Materials are of suitable quality as required under the Specifications. 3.03 LIFECORE shall use commercially reasonable efforts to establish and maintain a safety stock of LIFECORE Materials consisting of at least [* * *] on hand (MOH) of supply of LIFECORE Materials, to protect against variation in supply and demand; provided that LIFECORE may, in its discretion, increase the safety stock MOH coverage to account for item specific factors such as supplier lead, demand, order frequency, minimum order and lot size quantities. ALCON shall be responsible for the safety stock management of the ALCON Materials. 3.04 Solely for purposes of LIFECORE’s manufacturing and packaging of the Product hereunder, ALCON undertakes to supply or have supplied by its designated supplier, to LIFECORE, [* * *], the ALCON Materials, in such quantities from time to time as may be forecasted by LIFECORE in accordance with Section 3.05. In addition, ALCON will use commercially reasonable efforts to provide and maintain at least a [* * *] on hand (MOH) supply of ALCON Materials at LIFECORE’s Facility. The ALCON Materials will be delivered [* * *] to the LIFECORE Facility (Incoterms® 2020). 3.05 LIFECORE shall provide ALCON with a written non-binding rolling [* * *] forecast of the volume of the ALCON Materials on a [* * *] basis. In addition: (a) At least [* * *] prior to the start of each [* * *], LIFECORE will provide ALCON a high level yearly estimate on quantity needed at LIFECORE for each component of ALCON Materials during that [* * *]; and (b) Within the [* * *] of each calendar [* * *], LIFECORE will provide to ALCON an actual usage report for the ALCON Materials, including the [* * *] preceding the date of the report (e.g. on [* * *], the report will include the actual usage for all batches in [* * *]). 3.06 ALCON Materials delivered to LIFECORE shall be held by LIFECORE on behalf of ALCON on the terms and conditions herein. LIFECORE acknowledges that all ALCON Materials delivered shall remain the property of ALCON; LIFECORE covenants that it will not use any such ALCON Materials delivered for any purpose other than to manufacture, package, qualify and test the Product and Bulk White Stock under the terms of this Agreement. LIFECORE grants to ALCON, its agents and employees, the right, upon reasonable advanced written notice, to enter during normal business hours the LIFECORE Facility where the ALCON Materials are stored in order to inspect

9 the ALCON Materials. ALCON representatives in the LIFECORE Facility shall at all times comply with LIFECORE rules and regulations. 3.07 As from its delivery, LIFECORE shall: (a) store and handle, [* * *], the ALCON Materials in accordance with applicable cGMP, in accordance with ALCON’s handling and storage instructions and, more generally, in a safe and orderly manner and take all necessary care to prevent its damage, loss or theft; (b) clearly identify all such ALCON Materials in storage and in its books as goods belonging to ALCON; (c) never mix, alter or analyze the ALCON Materials except for the purpose of any testing; and (d) always use FIFO and FEFO methods of usage (unless otherwise instructed by ALCON). 3.08 LIFECORE will use its commercial best efforts to obtain maximum yield of the Product and Bulk White Stock from the ALCON Materials in connection with this Agreement. LIFECORE will use commercial best efforts to adopt before [* * *], an internal document, subject to ALCON approval, (“Yield Target Document”) that defines a target yield quantity for each formulation of Product and Bulk White Stock under this Agreement after a sufficient number of production batches establish consistent and demonstrated yield, and a process for updating the Yield Target Document for any new Products and Bulk White Stock formulations added to this Agreement. 3.09 LIFECORE shall reimburse ALCON per [* * *] described in Exhibit B for ALCON Materials which (i), as a result of the negligence, omission of or breach of contract by LIFECORE, cannot be used in the manufacturing and packaging of the Product and Bulk White Stock, and/or (ii) have been used in the manufacturing and packaging of the Product and Bulk White Stock in a manner that does not comply with the Standards. LIFECORE shall immediately inform ALCON of any loss or damage to the ALCON Materials and promptly provide in writing all explanations and evidence. 3.10 LIFECORE shall maintain up-to-date records of all the ALCON Materials and, within the [* * *], or at such other frequency as the parties may agree, shall provide to ALCON a complete and accurate list of all such items held by it on the last day of the [* * *]. Such inventory list shall in particular specify the inventory balance of each such item at the relevant date. LIFECORE shall also provide ALCON with written reports on a [* * *] basis reconciling the quantities of ALCON Materials provided to and held by LIFECORE and the consumption of ALCON Materials. 3.11 In addition to the [* * *] inventory report, LIFECORE shall provide to ALCON upon request, the result of an inventory count to be carried out in accordance with LIFECORE’s cycle count procedures (in no event less than [* * *]), of all the ALCON Materials held by LIFECORE. LIFECORE shall be responsible for all discrepancies (such as, for example, missing quantities) not accounted for during such cycle count or in connection with the [* * *] inventory report without regard to the reason for the discrepancy. 3.12 The following shall apply if ALCON supplies any ALCON Materials to LIFECORE and it is established that such ALCON Materials are not in conformity with the specifications with respect to such ALCON Materials: (a) LIFECORE shall inform ALCON in writing promptly upon discovery of such defects.

10 (b) LIFECORE shall return the defective ALCON Materials to ALCON or destroy it, as per ALCON’s written request and instructions. If no instructions have been received within [* * *] of LIFECORE’s notification, then LIFECORE may return the non-conforming ALCON Materials to ALCON. In no event shall LIFECORE destroy said ALCON Materials without ALCON’s prior written consent. (c) Subject to Section 3.12(d) and Section 4.02, ALCON shall as soon as reasonably possible replace such defective ALCON Materials with ALCON Materials meeting the agreed specifications [* * *], including all reasonable costs associated with any testing, return and/or destruction of the defective ALCON Materials. (d) Such ALCON Materials shall be replaced by LIFECORE per [* * *] in Exhibit B if it is established that the deviation from the agreed specifications occurred after delivery of the defective ALCON Materials to LIFECORE and/or is due to any actions, omissions, breach or negligence of LIFECORE; in which case, LIFECORE shall also bear sole responsibility for [* * *] associated with any testing, return and/or destruction of the defective ALCON Materials. 3.13 If there is any dispute between the parties concerning whether any ALCON Materials are not in conformity with the specifications with respect to such ALCON Materials at the time of delivery to LIFECORE, such dispute shall be referred for decision to an independent expert to be appointed by agreement between LIFECORE and ALCON. The costs of such independent expert shall be borne by ALCON unless the testing confirms the deviation from the agreed specifications occurred after delivery of the defective ALCON Materials to LIFECORE or is due to any actions, omissions, breach or negligence of LIFECORE, in which case the costs of such independent expert shall be borne by LIFECORE. The decision of such independent expert shall be in writing and, save for manifest error, shall be binding on both LIFECORE and ALCON. ARTICLE IV FORECASTS, ORDERS AND DELIVERY 4.01 During the term of this Agreement, LIFECORE agrees that it will sell to ALCON and ALCON agrees that it will purchase from LIFECORE, such quantities of the Product and Bulk White Stock that ALCON orders pursuant to the terms of this Agreement. 4.02 Within the [* * *] of each calendar [* * *] of each Contract Year, ALCON shall furnish LIFECORE with a written, updated [* * *] forecast of the quantities of the Product and Bulk White Stock, which ALCON intends to order from LIFECORE during the next [* * *], which shall not exceed the applicable LIFECORE Capacity noted in Table 3 of Exhibit C. It is understood and agreed that any [* * *] forecasts issued to LIFECORE by ALCON pursuant to the terms hereof, shall include a [* * *] binding period (“Binding Forecast”), followed by a [* * *] non-binding period (“Non-Binding Forecast”) that will be used for planning purposes, but shall not constitute a firm order of the Product or Bulk White Stock. Within [* * *] of receipt of the [* * *] forecast from ALCON, LIFECORE shall deliver a plan to ALCON setting forth the [* * *] supply plan for the [* * *] binding period, which plan must cover the Binding Forecast if the Binding Forecast, when combined with other Binding Forecasts for the applicable calendar year, is within the applicable LIFECORE Capacity noted in Table 3 of Exhibit C. The ordering of Product and Bulk White Stock shall be by means of individual Purchase Orders and change orders thereto, issued from time to time

11 by ALCON’s manufacturing or procurement personnel and ALCON’s subcontractors who are authorized herein to do so. ALCON shall submit Purchase Orders to cover the Binding Forecast no later than [* * *] after receipt of the supply plan, specifying the quantity, delivery address and need by date. Any Purchase Order with a delivery date at least [* * *] after the date of the Purchase Order which is within the quantities of the Binding Forecast and is consistent with the supply plan shall be deemed accepted by LIFECORE. In the event that the terms of any Purchase Order are not consistent with those of this Agreement, then the terms of this Agreement will prevail. If ALCON places a Purchase Order with a delivery date less than [* * *] or not within the quantities of the Binding Forecast, it will be treated as a Supplemental Order and LIFECORE shall notify ALCON in writing on or before [* * *] after receipt of such Purchase Order if it is unable to meet all or a portion of such order by the requested delivery date. If ALCON is unable to supply ALCON Materials per Section 2.04 to meet the Purchase Order, LIFECORE and ALCON agree to use commercial best efforts to accommodate the Purchase Order. To the extent delays are caused by ALCON’s inability to supply ALCON Materials, it shall not be considered a Late Delivery as defined in Section 4.04. If ALCON does not order and purchase the Product or Bulk White Stock as forecast in a Binding Forecast, and until the Product or Bulk White Stock is a finished good, LIFECORE may only invoice, and ALCON will pay, for [* * *] in reliance on ALCON Binding Forecasts; provided that, if LIFECORE has not yet initiated the manufacturing of such Product or Bulk White Stock (i.e. the active pharmaceutical ingredient has not been added to the Batch) that were cancelled against the Binding Forecast, then LIFECORE shall not manufacture such Product or Bulk White Stock and LIFECORE may charge a cancellation fee equal to [* * *] of the applicable price for the units that were cancelled and invoice ALCON for such cancellation. ALCON will pay such invoice in full in accordance with the payment terms set forth in this Agreement. [* * *] of each unit of Product or Bulk White Stock for which a cancellation fee is paid in full will be considered ordered and count against ALCON’s Minimum Purchase Obligation for such calendar year. All Non-Binding Forecasts are only estimates of ALCON’s anticipated purchases and will be prepared in good faith in order to facilitate LIFECORE’s efficient manufacture and shipment of the Product in compliance with this Agreement. ALCON will not be responsible for any loss or expense of LIFECORE arising from any Non-Binding Forecast, except that, in the event of termination of this Agreement or change in Product Specification, LIFECORE may invoice, and ALCON will pay LIFECORE, for [* * *] of any unused LIFECORE Materials procured by LIFECORE in reliance on an ALCON Non-Binding Forecast and the safety stock requirements of Section 3.03. 4.03 If ALCON requests changes to a Binding Forecast or any Purchase Orders to increase the Product or Bulk White Stock ordered by ALCON for the relevant period, then LIFECORE shall exercise its best commercial efforts to comply with the increases to the binding forecast or Purchase Orders that ALCON may request and will treat the change as a Supplemental Order. ALCON may submit supplemental orders for additional Product beyond the forecasted amount (“Supplemental Orders”). LIFECORE will notify ALCON as soon as practicable, but in no event later than [* * *] after the date of the order, as to when the Supplemental Order is to be filled. LIFECORE will use reasonable commercial efforts to fill Supplemental Orders within [* * *] of receipt. 4.04 In the event LIFECORE discovers that there is a likelihood that it will fail to deliver

12 a shipment of Product or Bulk White Stock on the date set forth in Section 4.02 (“Late Delivery”) and in conformity with the warranty set forth in Section 8.01 (including by reason of a Force Majeure Event (as defined herein)), LIFECORE shall notify ALCON within [* * *] of the discovery of such likely failure. Promptly thereafter, the parties shall meet to discuss how ALCON shall obtain such full quantity of conforming Product or Bulk White Stock. ALCON, at its sole discretion, may provide a written authorization to reschedule shipments. Compliance by LIFECORE with this Section 4.04 shall not relieve LIFECORE of any other obligation or liability under this Agreement, including, without limitation, liability for failure to meet an OTIF Metric pursuant to Section 4.05. 4.05 Beginning on [* * *], the on-time in-full service level performance metric (“OTIF Metric”) for LIFECORE requires that: (a) LIFECORE ship to ALCON the Products and Bulk White Stock set forth on each Purchase Order for delivery no later than [* * *] after the confirmed delivery date on such Purchase Order, and (b) the quantity delivered by LIFECORE to ALCON be not less than [* * *]% of the confirmed quantity on such Purchase Order for Product and Bulk White Stock. If the OTIF Metric is not achieved on greater than [* * *]% of confirmed Purchase Order deliveries during each calendar [* * *] (an “OTIF Trigger”), ALCON will be entitled, as liquidated damages and not a penalty, to a discount of [* * *] of Product and Bulk White Stock ordered by ALCON for that [* * *] (specifically excluding purchase orders for Ingredients outside of this Agreement and Supplemental Orders). For the avoidance of doubt, the delivery date specified in Section 4.02 for the Purchase Orders shall be the required delivery date for purposes of the OTIF. For clarity, this Section 4.05 does not apply to (i) any delay by reason of a Force Majeure Event, (ii) the extent of any delay in receipt of conforming ALCON Materials or any delay in delivering a Batch of Product or Bulk White Stock conforming with ALCON’s Specifications which is not due to LIFECORE’s failure to comply with Standards or LIFECORE’s failure to otherwise comply with the terms of this Agreement, (iii) any change in ALCON’s Specifications to the extent such changes caused the delay, (iv) Supplemental Orders, or (v) if a delivery date or quantity change is mutually agreed upon in writing by the Parties. Separately, beginning on [* * *], the on-time in-full service level performance metric for [* * *] (“OTIF [* * *] Metric”) for LIFECORE requires that: (A) LIFECORE ship to ALCON the Products and Bulk White Stock set forth on each Purchase Order for delivery no later than [* * *] after the confirmed delivery date on such Purchase Order, and (B) the quantity delivered by LIFECORE to ALCON be not less than [* * *]% of the confirmed quantity on such Purchase Order for Product and Bulk White Stock, and “OTIF [* * *] Trigger” shall mean that the OTIF [* * *] Metric is not achieved on greater than [* * *]% of confirmed Purchase Order deliveries during each calendar [* * *]. 4.06 If either (A) there is an OTIF Trigger under Section 4.05 that is not corrected by LIFECORE prior to [* * *], then, in addition to the remedy in Section 4.05, until the OTIF [* * *] Rights Termination Date (as defined below), or (B) there is an OTIF [* * *] Trigger, then, in addition to the remedy in Section 4.05, from the date of the first OTIF [* * *] Trigger until the OTIF [* * *] Rights Termination Date (as defined below), LIFECORE hereby agrees (i) to allow representatives of ALCON [* * *], to [* * *] and to provide ALCON [* * *] to all ALCON-related [* * *] documents, including, without limitation, all production logs, reagent preparation records, deviation reports, raw materials testing and release data, and LIFECORE procedures, (ii) to provide ALCON direct access and meetings with LIFECORE [* * *] personnel to develop a mutually agreeable OTIF correction plan for the Product and Bulk White Stock for ALCON (collectively, the “OTIF [* * *] Rights”) and (iii) in consideration of the long term relationship with ALCON and the significant investment of ALCON into LIFECORE, to [* * *] under binding Purchase Orders under this Agreement until LIFECORE meets the OTIF Metric on [* * *]% of confirmed Purchase Order deliveries during a

13 calendar [* * *]. All OTIF [* * *] Rights granted to ALCON under this Section 4.06, if any, shall automatically terminate on the date that LIFECORE meets the OTIF Metric on greater than [* * *]% of confirmed Purchase Order deliveries during [* * *] (such date, the “OTIF [* * *] Rights Termination Date”). LIFECORE hereby agrees to use its commercially reasonable best efforts to ensure that the delivery of all Product and Bulk White Stock under the existing Purchase Orders and Supplemental Orders are satisfied. For the avoidance of doubt, all rights granted to ALCON under this Section 4.06, including the OTIF [* * *] Rights, shall apply each time an OTIF [* * *] Trigger under Section 4.05 occurs. All ALCON representatives receiving [* * *] will be bound by a confidentiality agreement that is at least as stringent as the confidentiality terms set forth herein and shall comply with LIFECORE rules and regulations at all times while on LIFECORE premises. 4.07 LIFECORE shall deliver all Products [* * *] LIFECORE’s facility at Chaska, Minnesota 55318 USA (Incoterms® 2020). Title to and risk of loss of the Product shall pass to ALCON [* * *]. LIFECORE acknowledges and agrees that the delivery of Product hereunder will exhaust all intellectual property rights of LIFECORE with respect to such Product and that LIFECORE has no rights, express or implied, with respect to the Product except as expressly set forth herein. ARTICLE V PRICE AND TERMS OF PAYMENT 5.01 ALCON shall pay LIFECORE for the Product in accordance with the price, payment terms, and other terms and conditions set forth in Exhibit C attached hereto. Throughout the term of this Agreement, ALCON shall agree to purchase minimum quantities as set forth in Exhibit C. 5.02 If the Specifications are changed in accordance with the terms of the MQA and said change affects LIFECORE’s costs to manufacture the Product or Bulk White Stock, a revised price for the Product shall be determined by mutual agreement of the parties, provided that LIFECORE shall not withhold its agreement to any revised price proposed by ALCON if such revised price includes reimbursement of LIFECORE’s reasonably documented increased costs to manufacture the Product or Bulk White Stock as a result of such changes. 5.03 ALCON agrees that any sales, use, value added, or similar sales taxes customarily borne by a purchaser of goods and services (“Sales Taxes”) that are assessed in connection with this Agreement are the responsibility of ALCON and will not be transferred to or paid by LIFECORE in any form. Notwithstanding the foregoing, prior to charging any Sales Taxes, LIFECORE will provide ALCON with a reasonable opportunity to provide an exemption certificate (including a direct payment certificate) to establish that LIFECORE does not need to charge Sales Taxes (or may charge such taxes at a reduced rate). If any payment under this Agreement is subject to withholding tax under applicable law, ALCON shall have the right to withhold any and all such taxes, which shall be paid to the appropriate taxing authority for the account of LIFECORE. ALCON shall provide to LIFECORE appropriate proof of payment of any and all taxes so withheld. Notwithstanding anything to the contrary herein, ALCON shall not be liable for any tax, fee, assessment or other charge based on or measured by the capital or net income of LIFECORE, including, but not limited to, any income tax, franchise tax, or any other similar tax imposed by any jurisdiction (including a gross receipts tax similar to the Washington state B&O tax).

14 5.04 ALCON may at any time identify to LIFECORE alternative sources, or obtain improved terms from an existing or another source, from which LIFECORE may obtain any of the raw materials supplied by LIFECORE for the manufacture of the Product or Bulk White Stock, at [* * *] than LIFECORE is obtaining such raw materials. In such an event, LIFECORE and ALCON will follow the Change Control procedures established in the MQA, and when implemented, LIFECORE shall utilize the sources or improved terms identified by ALCON, and the prices charged to ALCON for the Product or Bulk White Stock shall be reduced by [* * *] in raw material costs as the new LIFECORE Material is incorporated into Product or Bulk White Stock. ALCON shall reimburse LIFECORE for [* * *] LIFECORE shall reasonably incur in implementing any such change in sources or terms, if the change is initiated by ALCON and to the extent that ALCON has given its prior written approval to incur such costs. In addition, to be reimbursed under this provision, LIFECORE must identify the charges as a separate line item, clearly identified, on the invoice accompanying the first shipment of Product or Bulk White Stock impacted by the change in order to allow ALCON to accurately declare the charge to the local customs authority if required. ARTICLE VI QUALITY ASSURANCE 6.01 The parties have entered into the Master Quality Agreement, which is referenced by the controlled document number [* * *] and incorporated herein by reference, and may be amended by the parties from time to time. If there is conflict between this Agreement and the Master Quality Agreement relating to quality-related requirements, the Master Quality Agreement will control. In the event of conflict between this Agreement and the Master Quality Agreement for all other requirements, including risk allocation, liability and financial responsibility, the provisions of this Agreement will control. 6.02 Changes to the Product or Bulk White Stock (including the LIFECORE Materials and the ALCON Materials), the manufacturing or packaging of the Product or Bulk White Stock and/or LIFECORE Facility may only be made in accordance with the MQA. Actual and direct costs incurred by a party as a result of changes will be allocated as follows: (a) LIFECORE shall [* * *] all actual and related costs resulting from: (i) Changes requested by LIFECORE (on its own or on behalf of any authorized subcontractor), which are approved by ALCON in writing; (ii) Changes requested or required by any US or EU governmental or regulatory authority relating to the LIFECORE Facility, and all investments related to the establishment, maintenance and improvement of cGMP. ALCON and LIFECORE will mutually agree upon who will bear the costs for any changes requested or required by an governmental or regulatory authorities outside of the US or EU; and (iii) Changes in the LIFECORE Materials and/or suppliers of the LIFECORE Materials.

15 (b) ALCON shall [* * *] all actual and related costs resulting from: (i) Changes requested by ALCON; (ii) Changes requested or required by any government or regulatory authority relating to the marketing of the Product or Bulk White Stock (other than listed under Section 6.02(a)(ii)); and (iii) Changes in the text of prescribing information (package insert) and labeling, in accordance with the terms of the MQA. 6.03 LIFECORE agrees to provide services to ALCON for the Annual Product Stability Program subject to the terms, conditions and compensation described on Exhibit D. ARTICLE VII RECORDS 7.01 LIFECORE agrees to maintain accurate records of [* * *] production, shipment, inventory, and such other records as are required by the Standards, including any requirements applicable to electronic records and signatures (21 CFR Part 11), or otherwise mutually agreed upon by the parties for such period as may be required by applicable laws (and in any case for a minimum of [* * *]), and shall provide to ALCON, upon ALCON’s request, copies of all such records. The obligations of LIFECORE under this Section 7.01 shall survive the expiration or termination for whatever reason of this Agreement. ARTICLE VIII WARRANTIES, INDEMNITIES, AND INSURANCE 8.01 LIFECORE warrants that Product and Bulk White Stock delivered to ALCON under this Agreement (a) shall have been manufactured, packaged, labeled, held and shipped in accordance with the applicable Standards; (b) will not be adulterated or misbranded under the FFDCA, or under any other applicable laws, standards, rules, regulations or requirements; (c) may be introduced into interstate commerce pursuant to the FFDCA; and (d) will be free from defects in material and workmanship at the time of release to ALCON. LIFECORE also warrants to ALCON that LIFECORE has not been debarred and is not subject to debarment and will not use in any capacity, in connection with the services to be performed under this Agreement, any person who has been debarred pursuant to Section 306 of the FFDCA, 21 U.S.C. § 335a, or who is the subject of a conviction described in such section (or undergoes any analogous proceedings under foreign law). THIS LIMITED WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, OR ARISING UNDER COURSE OF PERFORMANCE, COURSE OF DEALING OR TRADE USAGE). The liability of LIFECORE under this limited warranty does not extend to (i) the design of the Specifications by anyone other than LIFECORE, (ii) ALCON Materials, (iii) any abuse or misuse of a Product or Bulk White Stock by anyone other than LIFECORE or its agents, (iv) losses directly resulting from the use of any Product or Bulk White Stock after its expiration date by anyone other than LIFECORE, or (v) when further processing, handling, storage, or improper use by anyone other than LIFECORE,

16 its affiliates, authorized subcontractors, or its suppliers causes a loss of sterilization or other problem affecting proper performance of a Product or Bulk White Stock. 8.02 ALCON shall have a period of [* * *] from date of receipt to inspect and reject, by written notice to LIFECORE, any Product or Bulk White Stock shipment on the grounds that it does not comply with the warranty set forth in Section 8.01, provided that in the event of any non- compliance which could not reasonably have been detected by a customary inspection on delivery, ALCON shall have the right to reject such Product or Bulk White Stock within [* * *] of discovering such defect. In the event ALCON rejects any Product or Bulk White Stock as a result of such non- compliance, ALCON shall return such rejected Products or Bulk White Stock (or a sample thereof) to LIFECORE for further testing in accordance with Section 2.08 of this Agreement. If LIFECORE confirms that such returned Product or Bulk White Stock fails to comply with the warranty set forth in Section 8.01, ALCON shall be entitled to the remedies in Section 2.09 of this Agreement. 8.03 If there is any dispute between the parties concerning whether any Product complies with the warranty set forth in Section 8.01 at the time of release to ALCON, such dispute shall be referred for decision to an independent expert in accordance with Section 2.08(b). Acceptance by ALCON of any Product or Bulk White Stock pursuant to this Article VIII shall not in any way affect ALCON’s rights under the warranty provisions of this Agreement. 8.04 Upon delivery of the Product or Bulk White Stock, the residual shelf life of each delivered Product or Bulk White Stock shall have at least [* * *]% ([* * *] percent) of the Product’s total shelf life listed in the MQA. The shipment of Product or Bulk White Stock with less than the required residual shelf life pursuant to this Section 8.04 requires the prior written approval of ALCON. 8.05 ALCON will indemnify and hold LIFECORE harmless from and against any and all liability, damage, loss, cost or expense resulting from any third party claim(s) made or suits brought against LIFECORE, to the extent arising out of (a) ALCON’s breach of any representation, warranty, covenant or agreement set forth in this Agreement or (b) the promotion, distribution, sale or use of the Product which LIFECORE manufactured hereunder and which complies with the warranty set forth in Section 8.01 hereof, including without limitation any infringement of any third party intellectual property rights by the offer, sale or use of the Product or Bulk White Stock. Upon the filing of any such claim or suit, LIFECORE shall immediately notify ALCON thereof and shall permit ALCON, at its cost, to handle and control such claim or suit; provided, however, that LIFECORE may, at its own expense, retain such additional attorneys as it may deem necessary. LIFECORE’s attorneys will be permitted by ALCON and their attorneys to reasonably observe and/or participate in all aspects of the defense of such claims or suits. ALCON shall not settle or consent to an entry of judgment in any such claims or suits without the prior written consent of LIFECORE, which consent shall not be unreasonably withheld. 8.06 LIFECORE will indemnify and hold ALCON harmless from and against any and all liability, damage, loss, cost, or expense resulting from any third party claims made or suits brought against ALCON, to the extent arising out of (a) LIFECORE’s breach of any representation, warranty, covenant or agreement set forth in this Agreement, (b) any infringement of any third party intellectual property rights related to any LIFECORE manufacturing processes used to manufacture the Product or Bulk White Stock or any LIFECORE originating changes to the Product or Bulk White Stock, or (c) any negligent or willful act or omission of LIFECORE in relation to the

17 manufacture or delivery of the Product or Bulk White Stock hereunder. Upon the filing of any such claim or suit, ALCON shall immediately notify LIFECORE thereof and shall permit LIFECORE, at its cost, to handle and control such claim or suit; provided, however, that ALCON may, at its own expense, retain such additional attorneys as it may deem necessary. ALCON’s attorneys will be permitted by LIFECORE and their attorneys to reasonably observe and/or participate in all aspects of the defense of such claims or suits. LIFECORE shall not settle or consent to an entry of judgment in any such claims or suits without the prior written consent of ALCON, which shall not be unreasonably withheld. 8.07 In connection with the execution of this Agreement, LIFECORE shall furnish ALCON with a Certificate of Insurance (provided by an insurance carrier(s) with Best Rating of A or higher) evidencing that LIFECORE has in effect and shall throughout the term of this Agreement maintain Commercial General Liability insurance coverage (including Blanket Contractual and Product Liability), affording a limit of USD [* * *] Bodily Injury/Property Damage Liability per occurrence and in the aggregate. 8.08 NEITHER PARTY SHALL BE LIABLE TO THE OTHER, AND THE OTHER PARTY HEREBY WAIVES AND RELINQUISHES ANY AND ALL CLAIMS IT MAY HAVE AGAINST THE FIRST PARTY HEREUNDER, FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT, WHICH MAY INCLUDE LOST PROFITS, LOSS OF BUSINESS REPUTATION, AND LOST BUSINESS OPPORTUNITY, EVEN IF THE FIRST PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. 8.09 [* * *] LIABILITY FOR DAMAGES OR CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING LIABILITY ARISING OUT OF THE INGREDIENTS USED IN THE PRODUCT OR BULK WHITE STOCK SUPPLIED UNDER THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WILL BE LIMITED TO AND WILL NOT EXCEED [* * *] IN ANY [* * *]. 8.10 THE LIMITATION OF LIABILITY IN SECTION 8.08 AND THE CAP IN SECTION 8.09 SHALL NOT APPLY (A) WHEN THE DAMAGE RESULTS FROM THE VIOLATION OF A CONFIDENTIALITY OBLIGATION UNDER ARTICLE X; OR (B) TO THIRD PARTY CLAIMS THAT ARE THE SUBJECT OF A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS ARTICLE VIII; OR (C) TO A PARTY’S WILLFUL OR INTENTIONAL BREACH OF THE AGREEMENT. 8.11 The provisions of this Article VIII shall survive the expiration or termination for whatever reason of this Agreement. ARTICLE IX CONTINUOUS IMPROVEMENT The parties to this Agreement shall meet regularly, but no less than [* * *], to pursue a continuous improvement and competitive best practice strategy to seek ways of improving the manufacturing performance at LIFECORE’s facility and reducing the manufacturing and materials costs.

18 ARTICLE X CONFIDENTIALITY AND INTELLECTUAL PROPERTY 10.01 All information, including, without limitation, know-how, furnished by or on behalf of one party hereto (the “Disclosing Party”) to the other party hereto (the “Receiving Party”) either in connection with the discussions and negotiations pertaining to, or in the course of performing, this Agreement (the “Confidential Information”) shall be kept confidential by the Receiving Party and the Receiving Party shall not make use of said Confidential Information, except for purposes authorized by this Agreement, nor disclose the same to any person or firm unless previously authorized in writing by the Disclosing Party to do so; provided, however, that the Receiving Party may disclose such Confidential Information to its responsible officers, Affiliates (as defined herein), and employees who require said information for the purposes contemplated by this Agreement, provided that said officers, Affiliates, and employees shall be subject to like obligations of confidentiality. The parties further agree that any disclosure of Confidential Information to the Receiving Party by an Affiliate of the disclosing party will be deemed a disclosure made by the disclosing party under this Agreement. Changes made pursuant to Section 2.05 shall be considered ALCON’s Confidential Information. Receiving Party hereby agrees that any of its responsible officers, Affiliates, and employees to whom Confidential Information is disclosed shall be advised that such information is confidential and shall be instructed not to disclose any of such information to any third party or to any non-authorized employee without first obtaining the prior written consent of the Disclosing Party. Receiving Party agrees to enforce compliance with this Agreement by its responsible officers, Affiliates, and employees. Neither party shall use the name of the other party in any advertising, press release, sales literature, or otherwise with respect to this Agreement or the subject matter hereof, without the prior written consent of the other party. Neither party shall have the right to disclose the existence of this Agreement, or the subject matter thereof, to any third party without the prior written consent of the other party. 10.02 Any other provision hereof to the contrary notwithstanding, it is expressly understood and agreed by the parties hereto that the obligations of confidence and non-use set forth in Section 10.01 shall not apply to any information which: (a) is lawfully, at the time of disclosure or thereafter so becomes, a part of the public domain; (b) is independently discovered or developed by, or otherwise in the lawful possession of, the Receiving Party without the use of Confidential Information belonging to the Disclosing Party, as shown by its written records; (c) is lawfully disclosed to the Receiving Party by a third party who is not in violation of an obligation of confidentiality to the Disclosing Party relative to said information; (d) is, by mutual agreement of the parties hereto, released from a confidential status; or

19 (e) information which the Receiving Party must disclose pursuant to applicable laws, regulations or court order, provided that the Receiving Party gives the Disclosing Party reasonable notice of its intent to disclose such information. 10.03 ALCON and its Affiliates own or control ALCON Technology (as defined below) relating to the Product and Bulk White Stock, including but not limited to Intellectual Property (as defined below) relating to the manufacture of the Product and Bulk White Stock. ALCON hereby grants LIFECORE the right to use the ALCON Technology, including, for greater certainty and without limiting the generality of the foregoing, the right to practice any inventions included within the scope of the ALCON Technology, for the limited purpose of manufacturing the Product and Bulk White Stock for ALCON and its Affiliates. In consideration of this right, LIFECORE expressly agrees and covenants that, unless ALCON specifically consents in writing otherwise, (i) LIFECORE and its controlled Affiliates will use the ALCON Equipment, the ALCON Technology and Confidential Information of ALCON to exclusively manufacture Product and Bulk White Stock for ALCON or its Affiliates, and not for the manufacture, sale, marketing or other commercialization of an [* * *] as a finished product for [* * *] and (ii) LIFECORE will not use the ALCON Equipment, the ALCON Technology, and ALCON’s Confidential Information for any purpose whatsoever following the expiration or termination of this Agreement. The provisions of this Article should not be interpreted as precluding in any way the right of ALCON and its Affiliates to license the subject ALCON Technology to any other party. 10.04 (a) Subject to this Article X, all Product and Bulk White Stock created specifically for and provided to ALCON by LIFECORE under this Agreement shall be the exclusive property of ALCON. (b) Any LIFECORE owned or controlled proprietary or confidential information or other LIFECORE owned or controlled intellectual property rights existing prior to the effective date of the Prior Agreement that are used to make the Product or Bulk White Stock, or included in any Product or Bulk White Stock, including but not limited to software, appliances, methodologies, code, templates, tools, policies, records, working papers, knowledge, data or designs, written or otherwise (collectively, “Prior LIFECORE Intellectual Property”), shall remain the exclusive property of LIFECORE. To the extent that LIFECORE incorporates any Prior LIFECORE Intellectual Property into the Product or Bulk White Stock, LIFECORE hereby grants to ALCON and its Affiliates an irrevocable, worldwide, royalty-free, non-exclusive license to make, have made, use, sell, offer for sale, distribute, import and export Product and Bulk White Stock made using Prior LIFECORE Intellectual Property. (c) ALCON shall own all right, title and interest in and to any and all Intellectual Property created, developed or acquired in the scope of performing this Agreement which relates to the Product or Bulk White Stock after the effective date of the Prior Agreement. LIFECORE shall promptly disclose in writing to ALCON the development, making, conception or reduction to practice of any Intellectual Property created, developed or acquired in the scope of performing this Agreement which relates to the Product or Bulk White Stock (“LIFECORE Product Intellectual Property”) and shall and does hereby assign to ALCON any and all right, title or interest LIFECORE may have in or to LIFECORE Product Intellectual Property. LIFECORE hereby assigns to ALCON or its designated affiliate all the rights that it may own in and to any and all patents, trademarks, service marks, or copyrights in the LIFECORE Product Intellectual Property. If any copyrights contemplated herein reside in an individual or entity other than LIFECORE, LIFECORE shall obtain assignment(s) of the copyrights(s) from the individual(s) and/or other entity involved so as to vest clear title to such copyright(s) in ALCON or its designated Affiliate. LIFECORE further agrees to sign such documents and give ALCON all other reasonable assistance necessary to perfect and maintain whatever rights regarding LIFECORE Product Intellectual Property that ALCON

20 deems appropriate, without charge to ALCON. (d) All files, records, documents, drawings, specifications, other written materials, devices, tooling, molds, equipment, prototypes, source codes, design documentation and all other items relating to the business of ALCON, whether prepared by ALCON, LIFECORE, a third party, or otherwise coming into LIFECORE’s possession, custody, control, or knowledge, including any equipment purchased by LIFECORE but reimbursed by ALCON, are and shall remain the exclusive property of ALCON. Upon termination of LIFECORE’s relationship with ALCON, LIFECORE shall deliver promptly to ALCON all of the foregoing that are in its possession or under its control and retain no copies except copies of this Agreement, and information contained on backup systems on LIFECORE’s computer network. 10.05 For purposes of this Article X, (a) “ALCON Technology” shall mean any and all proprietary technical information, processes, know-how, data, specifications, methods of manufacture or use, characterization methods, characterization results, and other proprietary information, whether or not patentable, relating to the Product or Bulk White Stock, including, without limitation, the Specifications, and (b) “Intellectual Property” shall mean any discovery, improvement, process, formula, data, invention, know how, trade secret, procedure, device, marketing study or other intellectual property, whether or not patentable, including any enhancement in the manufacture, components, preparation, presentation, means of delivery, dosage or packaging of a Product or any discovery or development of a new indication for a Product or Bulk White Stock. 10.06 The provisions of this Article X shall survive the expiration or termination for whatever reason of this Agreement. ARTICLE XI TERM AND TERMINATION 11.01 The term of this Agreement commenced as of the Effective Date and unless terminated in accordance with the provisions of Section 11.02 below, shall continue through December 31, 2031. This Agreement shall cover all Purchase Orders issued on or after Effective Date. 11.02 This Agreement may be terminated as follows: (a) [RESERVED] (b) By ALCON, upon written notice to LIFECORE, in the event an assignment to, merger with, or the transfer to or acquisition of beneficial ownership of more than [* * *] percent ([* * *]%) of the outstanding voting shares, of LIFECORE and/or any of its Affiliates by a competitor of ALCON [* * *] without the prior written consent of ALCON. (c) By either party, immediately upon written notice to the other, if the other party becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other party which proceeding remains undismissed for a period of thirty days; or (d) By either party, in the event that the other party fails to perform or otherwise breaches any of its material obligations hereunder (except to the extent permitted by Section 12.01 due to a Force Majeure Event), by giving notice of its intent to terminate and stating the grounds therefor. The party receiving such notice shall have [* * *] from the receipt thereof to cure the failure

21 or breach, after which [* * *] period this Agreement shall terminate if said failure or breach has not been cured. In no event, however, shall such notice of intention to terminate be deemed to waive any rights to damages or any other remedy which the party giving notice of breach may have as a consequence of such failure or breach. Unless otherwise agreed to by both parties, upon LIFECORE’s written notice of an alleged material breach by ALCON, and during the [* * *] period, LIFECORE shall use reasonable commercial efforts to mitigate costs incurred by LIFECORE by suspending the manufacturing of Product and Bulk White Stock. However, ALCON shall be entitled to instead request, subject to LIFECORE approval, for LIFECORE to finish manufacturing the Product and Bulk White Stock. 11.03 Should LIFECORE discontinue production of the Products or Bulk White Stock (i) for any reason during the term of this Agreement, including as a result of termination by ALCON pursuant to Section 11.02(b) or (ii) due to non-renewal of this Agreement, LIFECORE agrees, upon ALCON’s request, to make a final sale to ALCON of a quantity of Product and Bulk White Stock consistent with up to the volume purchased by ALCON in the [* * *] preceding termination (unless a greater amount is agreed upon by the parties in writing). The production will occur during the [* * *] period following notice of discontinuation or non-renewal, pursuant to a purchase order establishing a delivery schedule that is consistent with prior purchase volumes and acceptable to LIFECORE. The rights and remedies provided in this paragraph shall be cumulative and in addition to any other rights or remedies that may be available to ALCON. 11.04 The termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a party, and shall not relieve either party from any obligation or liability arising, prior to such termination or expiration and all provisions which are expressed to survive this Agreement, including Section 2.10, Article X, Article XI and Article XII, shall remain in full force and effect after any termination or expiration. Unless otherwise agreed to by both parties in writing, if the Product or Bulk White Stock ordered by ALCON is not in the finished goods stage upon termination of this Agreement, LIFECORE may invoice, and ALCON will reimburse LIFECORE, for [* * *] by LIFECORE for manufacturing performed in reliance on ALCON Binding Forecasts. ARTICLE XII GENERAL PROVISIONS 12.01 Force Majeure. The provisions of this Agreement are binding upon the parties hereto except where prevented, delayed or interfered with by causes beyond the reasonable control of the non-performing party, including, without limitation, riot, terrorism, war or hostilities between nations, governmental action or order, including executive orders (other than action taken in response to violation or failure to act of a party or any of its Affiliates with respect to any law or governmental regulation, in which case the party at fault shall not be permitted to claim the benefit of this Section), acts of God (including, for example, floods, windstorms, earthquakes and other natural disasters), pandemics, epidemics or quarantines, difficulty in obtaining raw materials or supplies relating to manufacturing (including, without limitation, supplies such as gowns and masks), fire, accidents, and strikes and other labor disputes (a “Force Majeure Event”). The party affected by a Force Majeure Event shall give notice to the other party of such Force Majeure Event promptly after the occurrence thereof, stating therein the nature of the suspension of performance and reasons therefor. Such party shall use its best efforts to resume performance as soon as reasonably possible. Upon restoration of the affected party’s ability to perform its obligations

22 hereunder, the affected party shall give immediate notice to the other party. Under no circumstances shall a Force Majeure Event relieve either party of any obligation hereunder for a period of more than [* * *]. 12.02 Responsible Procurement. ALCON expects suppliers with whom it works to conduct business fairly and with high integrity, including being compliant with all laws and industry codes applicable to the services provided to ALCON, and to adhere to ALCON’s Third Party Code of Conduct (the “Code”) found at https://www.alcon.com/about-us/responsible-business-practice. LIFECORE shall: (i) familiarize itself and comply with the requirements of the Code and any supplemental ALCON policies that ALCON may provide during the term of the Agreement as relevant to LIFECORE’s activities under the Agreement (“Policies”); (ii) train, [* * *], its personnel who perform services for ALCON under the Agreement (including approved subcontractors) on the provisions of the relevant laws, industry codes, and Policies applicable to these services, and at ALCON’s request, provide to ALCON all relevant training materials and attendance sheets; (iii) provide promptly, at ALCON’s request, information concerning compliance with the relevant ALCON Policies and related training, which may include a request for certification of compliance with such Policies and ALCON training requirements under this Agreement; (iv) allow ALCON (or its nominated third party experts) adequate access for the purposes of auditing compliance with the Code and Policies; and (iv) use reasonable efforts to identify and correct non-compliance with the Code and Policies and report to ALCON, at ALCON’s request, progress in correcting identified non- compliance. At ALCON’s discretion, failure to adhere to the Code and Policies shall entitle ALCON to terminate this Agreement immediately (with LIFECORE having no right to cure) without compensation. Further, LIFECORE acknowledges that ALCON is a public company that files reports with the U.S. Securities and Exchange Commission (“SEC”), and is subject to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Conflict Minerals Law”). Under the Conflict Minerals Law, ALCON will be required to submit reports and disclose (a) whether any Tantalum, Tungsten, Tin or Gold (Conflict Minerals or 3TG) necessary to the functionality or production of ALCON’s Product or Bulk White Stock originated from the Democratic Republic of the Congo (“DRC”) or any adjoining country; and (b) if any Conflict Minerals did originate in the DRC or an adjoining country, the due diligence measures taken by LIFECORE to identify the source of the Conflict Minerals used in its Product and Bulk White Stock. LIFECORE shall cooperate with ALCON from time to time, at no additional cost to ALCON, in ALCON’s performing a reasonable due diligence investigation on the origin of Conflict Minerals contained in the Product and Bulk White Stock delivered to ALCON under this Agreement to enable ALCON to comply with its disclosure and reporting obligations under the Conflict Minerals Law. Such due diligence may include but shall not be limited to assisting ALCON in conducting a “reasonable country-of-origin inquiry” on such Conflict Minerals or completing and submitting to ALCON such questionnaires or templates relating to the origin of Conflict Minerals contained in the Product and Bulk White Stock, as ALCON shall request. If the Product and Bulk White Stock being supplied under this Agreement contain the minerals Tantalum, Tungsten, Tin or Gold, then LIFECORE shall provide its diligence and disclosure in compliance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. LIFECORE further warrants that all raw materials contained in the Product and Bulk White Stock meet the requirements of Directive 2011/65/EU (RoHS Directive). If requested by ALCON, LIFECORE shall provide to ALCON all relevant information showing its diligence in determining

23 the source of such items and materials. Failure to adhere to these standards shall be deemed a material breach by LIFECORE. 12.03 Assignment; Successors In Interest. Neither party shall be entitled to sell, assign, transfer, or otherwise dispose of this Agreement or any of its rights or duties hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that without such consent (i) either party may assign this Agreement and its rights and obligations hereunder to an Affiliate or, in the case of ALCON, to the purchaser of all or substantially all of its assets related to one or more of the Products or Bulk White Stock and (ii) either party may assign this Agreement and its rights and obligations hereunder to its successor entity or acquirer in the event of a merger, consolidation or change in control of the party; provided further that, without the written consent of ALCON, LIFECORE may not assign this Agreement (by asset transfer, merger, change of control or otherwise) to [* * *]. Any purported assignment or transfer in violation of this Section shall be void ab initio and of no force or effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of ALCON and LIFECORE, as the case may be. 12.04 Entire Understanding. This Agreement shall constitute the entire agreement between parties hereto and shall supersede any other agreements, whether oral or written, expressed or implied, as they pertain to the subject matter hereof, including without limitation the Prior Agreement and Term Sheet for Aseptic Expansion dated February 23, 2023, and shall supersede any conflicting preprinted portions of any ALCON Purchase Order or LIFECORE’s quotation and acknowledgment or acceptance forms. This Agreement may not be changed or modified except as specifically and mutually agreed upon in writing. 12.05 Relationship. (a) The relationship created by this Agreement shall be strictly that of independent contractors and shall not constitute a partnership, joint venture or agency. Neither party is hereby constituted an agent nor legal representative of the other party for any purpose whatsoever and is granted no right or authority hereunder to assume or create an obligation, expressed or implied, or to make any representation, warranties or guarantees, except as are expressly granted or made in this Agreement. All persons employed by a party shall be employees of such party and not of the other party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such party. (b) Neither LIFECORE nor ALCON has relied in any way upon the other, directly or indirectly, or any legal, financial or similar professional advice relating to its execution of this Agreement, and each has sought such advice on its own behalf from professionals of its choice. 12.06 Intentionally Omitted. 12.07 Environment and Safety Requirements. The parties will at all times comply with the applicable laws and regulations in connection with their performances under this Agreement. From an environmental perspective, applicable laws and regulations includes compliance with product- related regulatory obligations that impact product packaging (as supplied by LIFECORE), chemical

24 substance use, material safety data sheet development, and similar product-related environmental legislation. 12.08 Security Related Programs. LIFECORE shall comply with all applicable recommendations and requirements of security related programs established under or in relation to the World Customs Organization (WCO) Framework of Standards to Secure & Facilitate Global Trade. This includes but is not limited to Customs – Trade Partnership Against Terrorism (C-TPAT) and Authorized Economic Operator (AEO). Upon request, LIFECORE shall certify in writing and provide documentary evidence requested by ALCON of such compliance 12.09 Notice. Any notice required hereunder may be served by either party on the other by sending same, by hand, overnight courier, or certified mail to the address first set forth above or such other address as either party may subsequently designate to the other in writing as the address for mailing notice(s) under this Agreement. This Section shall survive the expiration or termination for whatever reason of this Agreement. 12.10 Waiver. The parties hereto mutually agree that a waiver by either party of any right hereunder or the failure to perform or breach of any of the terms of this Agreement by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other party. 12.11 Governing Law. This Agreement is to be performed in accordance with the laws of the State of Delaware and shall be construed and enforced in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The parties further agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods. This Section shall survive the expiration or termination for whatever reason of this Agreement. 12.12 Severability. The illegality, invalidity or unenforceability of any provision (or any part thereof) of this Agreement shall not affect or limit the legality, validity or enforceability of any other provision or the other parts of such provision as the case may be, provided the rights or obligations of either party under this Agreement will not be materially and adversely affected thereby. In lieu of any such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the parties. 12.13 Subcontracting. LIFECORE shall not have the right to subcontract any of its obligations hereunder without the prior written consent of ALCON. Unless the parties agree otherwise, LIFECORE shall remain solely liable for the performance of any of LIFECORE’s obligations by its approved subcontractor. 12.14 Further Assurance. Each party shall execute such other instruments, give such further assurance and perform such acts which are or may become necessary or appropriate to effectuate and carry out the provisions of this Agreement.

25 12.15 Remedies Cumulative. Each and every right granted hereunder and the remedies provided for under this Agreement are cumulative and are not exclusive of any remedies or rights that may be available to any party at law, in equity, or otherwise. 12.16 No Benefit to Others. Except as provided in Sections 8.05 and 8.06, the provisions set forth in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other persons or entities. 12.17 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered electronically (including via DocuSign, Adobe or Portable Document Format (.pdf)), each of which will be valid, binding and deemed an original, and all of which, taken together, will constitute one and the same instrument. 12.18 Supplier Diversity. As a part of ALCON’s commitment to supplier diversity, LIFECORE is requested to demonstrate a good faith effort to locate and utilize diverse businesses as noted in FAR 52.219-8 guidelines when making purchases of goods or services on behalf of, or in support of, the goods or services to be provided by LIFECORE pursuant to this Agreement. If LIFECORE’s operation includes the ability to track and report on supplier diversity spend and activity, LIFECORE agrees to provide [* * *] reporting to ALCON on any second tier diversity spend referencing the following applicable categories of businesses: Women-owned, Minority- owned, Veteran-owned (small), Service Disabled Veteran-owned (small), LGBT-owned, Disabled-owned, Small-owned, Women-owned (small), Small Disadvantaged-owned, and HubZone businesses. Upon execution of the Agreement, if LIFECORE does not have the ability to track and report supplier diversity spend as requested, LIFECORE agrees to provide requested reports at such time LIFECORE’s operation implements mechanisms to track and report on such spend. IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized representative. LIFECORE BIOMEDICAL, LLC By: Name: Its: ALCON RESEARCH, LLC By: Name: Its: